UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 1, 2005
NOVELLUS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
California
(State or Other Jurisdiction of Incorporation)

0-17157 (Commission File Number)	77-0024666 (I.R.S. Employer Identification No.)
4000 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 943-9700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.02(b).
In connection with the employment of William H. Kurtz, described in Item 5.02(c) below, John Chenault resigned his positions as principal financial officer and principal accounting officer of Novellus Systems, Inc. (the “Company”), effective September 1, 2005.
Item 5.02(c).
Effective September 1, 2005, the board of directors of the Company appointed William H. Kurtz chief financial officer, in which capacity he shall discharge the duties of principal financial officer and principal accounting officer.
Prior to joining the Company, Mr. Kurtz, age 48, had been senior vice president and chief financial officer of Engenio Information Technologies, Inc. Mr. Kurtz served as chief financial officer of 3PARdata, Inc. from July 2001 to February 2004 and of Scient Corporation from August 1998 to June 2001. Previously, Mr. Kurtz held numerous financial management positions at AT&T Corporation. Mr. Kurtz, who is a certified public accountant, also worked as an auditor at Price Waterhouse and Brout & Company in New York. He holds a Bachelor of Science degree in Commerce, Accounting Major, from Rider University and a Master of Science degree in Management from the Sloan School of Management at Stanford University.
The terms of Mr. Kurtz’ employment arrangement provide for an initial base salary of $350,000 per annum. Mr. Kurtz shall also be eligible to participate in the Novellus Key Director/Manager Bonus Program.
Mr. Kurtz shall also receive options to purchase shares of Novellus common stock, which shall vest in equal annual installments over a four year period beginning on September 1, 2006, the first anniversary of the date of Mr. Kurtz’ hire. Mr. Kurtz shall also receive a restricted stock award of shares of Novellus Common Stock. These shares shall vest in equal annual installments over a five-year period beginning on September 1, 2006, the first anniversary of the date of Mr. Kurtz’ employment with the Company.
A copy of the press release announcing Mr. Kurtz’ appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description
99.1	Press release, dated September 1, 2005 announcing the appointment of William Kurtz.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.
Date: September 1, 2005	By:	/s/ Richard S. Hill
Richard S. Hill
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release, dated September 1, 2005 announcing the appointment of William Kurtz.